                                                                    EXHIBIT 10.2

                           LOAN AND SECURITY AGREEMENT

         This Agreement ("Agreement") is entered into effective as of September 25, 2003 (the "Effective Date"), by and between PHILLIPS LAND LLC, a Virginia limited liability company ("Lender"), and BAM! ENTERTAINMENT, INC., a Delaware corporation ("Borrower"):

                                 R E C I T A L S

         A. Borrower is in the business of selling video game software to its customers ("Customers").

         B. In order to operate its business, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to provide inventory purchase financing and provide other financial accommodations to Borrower upon the terms and conditions set forth herein and in the other documents executed and delivered in connection herewith.

         C. In consideration of the terms and conditions contained in this Agreement, and of any extensions of credit made or to be made to or for the benefit of Borrower by Lender, the parties, therefore, agree as follows:

         1.       DEFINITIONS.

                  1.1 "Account Debtor" means the Customers or any other person or entity who is or may become obligated upon a Receivable.

                  1.2 "Accounts" means all amounts due and to become due to Borrower from the Customers and other accounts, contract rights, chattel paper, instruments and documents, whether now owned or to be acquired by Borrower, provided that the same arise in connection with the sale of Inventory.

                  1.3 "Affiliates" means any and all Persons which, in the sole and absolute judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with Borrower, and any and all Persons from whom, in the sole and absolute judgment of Lender, Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  1.4 "Business Days" means any day other than Saturday or Sunday on which the Depository Bank is open for business with the general public.

                  1.5 "Collateral" means the Inventory and Receivables and proceeds thereof.

                  1.6      "Costs" means the costs and expenses listed in
Section 2.8.

                  1.7 "Depository Bank" means Suntrust Bank, located at 919 East Main Street, 8th Floor General Office, Richmond, Virginia, 23219, Attn:
Wendy O'Brien, or such other commercial bank designated by Lender.

                  1.8 "Event of Default" means any event listed in Section 8 of this Agreement.

                  1.9 "Facility Fee" means the fee charged by Lender with respect to Borrower's purchase of Inventory from Lender as described in Section
2.6 hereof.

                  1.10 "Indebtedness" means and includes the aggregate of the unpaid amounts due Lender under this Agreement, of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

                  1.11 "Inventory" means all of Borrower's inventory (as inventory is defined in the California Commercial Code) purchased by Borrower from a Manufacturer, provided that the same arise in connection with a Loan to Borrower by Lender pursuant to this Agreement.

                  1.12     "Loan(s)" means the outstanding loan(s) described in
Section 2.

                  1.13 "Loan Interest" means the interest charged on a Loan as described in the Note.

                  1.14 "Lock Box Account" means account # __________ with Depository Bank, or such other account designated by Lender.

                  1.15 "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, or condition (financial or otherwise) of the Borrower or (ii) the ability of the Borrower to pay any Indebtedness and perform its obligations under this Agreement or (iii) the ability of Lender to enforce any of its rights or to collect any of the Indebtedness then due and payable.

                  1.16     "Maximum Amount" means an amount not to exceed
$3,200,000.

                  1.17 "Manufacturers" means Microsoft, Nintendo, Sony or other manufacturers selected by Borrower in its sole discretion.

                  1.18 "Person" means any individual or entity, including, but not limited to, corporations, partnerships, limited liability companies, limited partnerships etc.

                  1.19 "Receivables" means all rights to the payment of money now owned or hereafter acquired by Borrower, whether due or to become due and whether or not earned by performance including, but not limited to, Accounts, chattel paper, instruments, general intangibles, and all guaranties and security therefor and all contracts relating thereto and all returned and repossessed goods; provided that the same arise in connection with the extension of credit provided to Borrower by Lender pursuant to this Agreement.

                  1.20     "Termination Date" has the meaning specified in
Section 2.7.

                  1.21 All computations required under this Agreement shall otherwise be made in accordance with U.S. generally accepted accounting principles ("GAAP") and practices consistently applied. Accounting terms used herein not otherwise defined shall have the meaning attributable thereto under generally accepted accounting principles, and practices.

         2.       LOANS.

                  2.1 Subject to the terms and conditions hereof, Lender hereby extends to Borrower a line of credit facility under which Lender may, at Lender's sole discretion, make Loans to Borrower at Borrower's request from time to time during the term of this Agreement in amounts not to exceed the, in aggregate, Maximum Amount.

                  2.2 The Loan proceeds will be used to fund certain inventory purchases from Manufacturers as described in Exhibit A or in the request for a Loan submitted in accordance with Section 2.4.

                  2.3 On the Effective Date, Borrower will execute and deliver to Lender a Promissory Note in the form of Exhibit B (the "Note"), in the principal amount of $3,200,000, bearing interest as specified in the Note.

                  2.4 Each request for a Loan shall be made in writing in the form attached hereto as Exhibit C or in any other manner acceptable to Lender.

                  2.5 Each Loan shall be made by a deposit to Borrower's account designated in Exhibit D or by direct payment to the Manufacturer for the benefit of Borrower at Lender's discretion; and if a Loan is so disbursed, it is deemed to have been validly requested by Borrower.

                  2.6 For each Loan advanced from Lender to Borrower, Borrower shall pay to Lender an amount equal to 5% of any amounts actually advanced for such Loan as a Facility Fee.

                  2.7 The term of this Agreement will expire on March 31, 2004 (the "Termination Date") and the Note will become payable in full on that date. Borrower may prepay the principal balance of the Note in whole or part at any time without penalty.

                  2.8 Borrower will pay to Lender its fees, costs and expenses, including without limitation reasonable attorneys' fees, other professionals' fees, court costs, litigation and other expenses and wire transfer and bank fees (collectively, "Costs"), incurred or paid by Lender in connection with the negotiating, documenting, administering and enforcing this Agreement or related documents, including without limitation the Note, and the defense, preservation and protection of Lender's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable within ten (10) business days of Lender's submission to Borrower of a reasonable accounting of such costs. If Borrower fails to pay any Costs in a timely manner, Lender is entitled to disburse such sums as a Loan under this Agreement. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Note. This provision will survive the termination of this Agreement and the repayment of any amounts due or the performance of any obligation under this Agreement.

         3.       SECURITY INTEREST/COLLATERAL.

                  3.1 As security for the Loans, Borrower hereby grants Lender a first priority security interest in the Collateral. As long as the Loans are outstanding, and until this Agreement is terminated as provided herein, Borrower will execute and deliver to Lender such assignments, notices, financing statements and other documents (including any original instruments, documents and chattel paper, endorsed or assigned as Lender shall specify) as Lender may request in order to perfect or confirm Lender's security interest in the Collateral or to give any third parties, notice of Lender's interest in the Collateral.

                  3.2 Notwithstanding any termination, until all of the Indebtedness with respect to Inventory financed by a Loan shall have been fully paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral; and Borrower shall continue to remit collections of Accounts and Receivables as provided in this Agreement; and Lender shall retain all of its rights and remedies under this Agreement.

                  3.3 Upon payment in full of the Indebtedness with respect to Inventory financed by a Loan, Lender shall release its security interest in the respective Collateral.

         4.       DISTRIBUTION OF ACCOUNTS RECEIVABLE.

                  4.1      Deposits.

                           (a)      Borrower will cause the Account Debtor's
deposit of all remittances and proceeds with respect to the sale or transfer of the Inventory, whether by wire, cash or check, into the Lock Box Account with the Depository Bank. Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or Collateral which come into their possession or under their control and immediately upon receipt, shall remit the same or cause the same to be remitted, in kind, to the Lock Box Account.

                           (b)      Borrower agrees that all payments made to
such Lock Box Account or otherwise received by Lender as proceeds of the Inventory or Receivables, constitutes Collateral and will be applied on account of the Indebtedness.

                           (c)      Borrower agrees to pay to Lender any and all
fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the Lock Box Account and depositing for collection by Lender any check or item of payment received or delivered to Depository Bank or Lender on account of the Indebtedness and Borrower further agrees to reimburse Lender for any claims asserted by Depository Bank in connection with the Lock Box Account or any returned or uncollected checks received by Depository Bank for deposit in the Lock Box Account.

                  4.2 Application of Collected Receivables. Within five (5) Business Days of Lender's receipt of any Receivables in the Lock Box arising from the sale of Inventory financed by a Loan, such Receivables will be applied in the following manner and priority:

                           (a)      100% of each dollar of Receivable will be
paid and retained by Lender until payment in full of the following:

                                    (i)      The aggregate amount of the
         respective Loan Interest;

                                    (ii)     Any other fees and charges due to
         Lender with respect to the Loan; and

                                    (iii)    The aggregate amount of
         Indebtedness under this Agreement.

                           (b)      All remaining proceeds will be paid to the
Borrower.

         5.       CONDITIONS PRECEDENT TO LOAN ADVANCES.

                  5.1 Without detracting from Lender's right to refuse any requested Loans hereunder, Lender's obligations hereunder are subject to the condition that there shall have been delivered to Lender, in form and substance satisfactory to Lender, all of the following:

                           (a)      Evidence that the execution, delivery, and
performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

                           (b)      An executed Promissory Note in the form of
Exhibit B attached hereto;

                           (c)      Financing statement(s)(Form UCC-1);

                           (d)      Evidence that all security interests
required to be provided in favor of Lender are valid, enforceable, and prior to the rights and interests of others and any other documents that Lender may reasonably request to reflect, perfect or protect the Lender's first priority lien in the Collateral;

                           (e)      A Certificate of Insurance as described in
Section 7.5 hereof;

                           (f)      A favorable opinion of counsel to Borrower
in a form satisfactory to Lender; and

                           (g)      Such other documents and instruments as
Lender may reasonably require.

                  5.2 Each request for a Loan under this Agreement shall be deemed a representation by Borrower that the representations and warranties contained in Section 6 and in any other agreement, instrument, or document executed and delivered in connection herewith are then true and accurate in all material respects as though made on and as of the day of such request, and that no further action, including any filing or recording of any agreement or statement, is necessary in order to establish and perfect Lender's first lien on, and prior perfected security interest in, all the Collateral.

         6. REPRESENTATIONS AND WARRANTIES. Except as disclosed in Borrower's Disclosure Schedule attached hereto as Exhibit E, Borrower represents and warrants that:

                  6.1 Borrower is a corporation duly organized and validly existing under the laws of the state of its incorporation and that the execution, delivery, and performance of this Agreement are within Borrower's powers, have been duly authorized, and are not in conflict with the terms of its Certificate of Incorporation and Bylaws, as amended, of Borrower.

                  6.2 The execution, delivery, and performance of this Agreement and of any instrument or agreement required by this Agreement are not in conflict with any law or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower is bound or affected.

                  6.3 All financial information submitted by Borrower to Lender is true and correct in all material respects and is complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or which it is bound.

                  6.4 All Collateral shall be owned by Borrower, free and clear of all clouds to title and of all security interests, liens, encumbrances and rights of others except the rights of Lender under this Agreement.

                  6.5 There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or its property, the adverse determination of which might have a Material Adverse Effect.

                  6.6 The Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a Material Adverse Effect.

                  6.7 Borrower maintains Inventory only at the following locations:

                           Xbox and GCN:
                           Ditan Distribution
                           3335 Arden Road
                           Hayward, California 94545

                           PS2:
                           Ditan Distribution
                           909 Whitaker Road, Suite A
                           Plainfield, Indiana 46168

                  6.8 Records relating to the Receivables of Borrower are maintained only at the following locations:

                           333 West Santa Clara Street, Suite 716 San Jose, California 95113

                  6.9      Borrower's chief executive office is located at:

                           333 West Santa Clara Street, Suite 716 San Jose, California 95113

                  6.10 Borrower has conducted business only in the following other names:

                           Bay Area Multimedia, Inc.

                  6.11 No event has occurred and is continuing or would result from the making of a Loan which constitutes an Event of Default or which, upon lapse of time or notice or both, would become an Event of Default.

         7. COVENANTS. Borrower covenants and agrees that so long as the credit facility established under this Agreement shall remain available and until the full and final payment of the Loans and all other Indebtedness incurred hereunder, Borrower will do all of the following, unless Lender waives compliance in writing:

                  7.1 Payments. Pay principal and interest on the Loans and all other Indebtedness incurred hereunder according to the terms hereof or thereof.

                  7.2 Notice to Lender. Promptly give written notice to Lender of any of the following:

                           (a)      Any substantial dispute which may exist
between Borrower and any governmental on regulatory body or law enforcement authority;

                           (b)      An Event of Default or any event which, upon
a lapse of time or notice or both, would become an Event of Default;

                           (c)      Any other matter that has resulted or might
result in a material adverse change in Borrower's financial condition or operations; and

                           (d)      Any event that adversely affects the value
of the Collateral, the ability of Borrower or Lender to dispose of any of the Collateral, or the rights and remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against any

Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

                  7.3 Financial Information. Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent, unless Borrower's independent certified public accountants concur in any changes and such changes are disclosed to Lender and are consistent with the then generally accepted accounting principles):

                           (a)      as soon as available, but not later than one
hundred twenty (120) days after the close of each fiscal year of Borrower, financial statements of Borrower (including a balance sheet and profit and loss statement with supporting footnotes) as of the end of such year and for the year then ended all in reasonable detail as requested by Lender and examined by a firm of independent certified public accountants of recognized national standing selected by Borrower and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements;

                           (b)      as soon as available, but no later than
thirty (30) days after the end of each month, (A) an unaudited financial statement of Borrower (including a statement of profit and loss and of surplus for the month then ended and a balance sheet as of the end of such month) as of the end of the portion of Borrower's fiscal year then elapsed, all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Borrower for such period and (B) a cash flow projection for the following three-month period, together with appropriate supporting documents reasonably acceptable to Lender;

                           (c)      as soon as available, but not later than
sixty (60) days before the beginning of each fiscal year, a cash flow projection for such fiscal year, together with appropriate supporting document reasonably acceptable to Lender; and

                           (d)      such other data and information (financial
and otherwise) as Lender from time to time may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of its operations.

                  7.4 Additional Obligations. Perform, on request of Lender, such acts or execute and deliver such documents as may be necessary or advisable to perfect any liens or security interests provided for herein or otherwise to carry out the intent of this Agreement.

                  7.5 Insurance. Maintain and keep in force in adequate amounts of such insurance, including property and liability insurance and fire and hazard insurance policies on Borrower's Inventory as is usual in the business carried on by Borrower, all of which will be evidenced by a Certificate of Insurance delivered to Lender by Borrower on the Effective Date.

                  7.6 Information. Cause all financial information, including information relating to Receivables, upon submission by Borrower to Lender to be true and correct in all material respects and complete to the extent necessary to give Lender a true and accurate knowledge of the subject matter thereof.

                  7.7 Inspection and Disclosure of Discounts. Permit Lender, by its representatives and agents, to inspect the Collateral, to examine and make copies of the records of the Borrower relating thereto, and to discuss the Collateral, and the records of the Borrower with respect thereto with, and to be advised as to the same by the Borrower's officers and, in the case of any Receivable, with any person or entity which is or may be obligated thereon, all at such reasonable times and intervals as Lender may determine. If any discount, credit, agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such fact shall be disclosed to Lender in writing in connection with the inspection by Lender of any records of the Borrower relating to that Receivable and in connection with any invoice or report furnished by the Borrower to Lender relating to that Receivable.

                  7.8 Taxes. Pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings.

                  7.9 Notification of Account Debtors. Upon the request of Lender, notify all or such of the Account Debtors as Lender shall specify to make payment thereon at such place and in such manner as Lender shall specify.

                  7.10 Disposition of Collateral. Not sell, lease or otherwise dispose of the Collateral except, prior to the occurrence of an Event of Default:

                           (a)      Sales of Inventory in the ordinary course of
business; and

                           (b)      Receivables or other proceeds of Inventory
collected in the ordinary course of business.

                  7.11     Change in Location or Name.

                           (a)      Not have any Inventory at a location other
than a location specified in Section 6.7;

                           (b)      Not maintain records concerning the
Receivables at a location other than a location specified in Section 6.8;

                           (c)      Not maintain its chief executive office at a
location other than that specified in Section 6.9;

                           (d)      Not change its name; and

                           (e)      Not change its mailing address without
Lender's prior written consent.

         8.       EVENTS OF DEFAULT.

                  8.1      Default.

                           (a)      The occurrence of any one or more of the
following events shall constitute a Default:

                                    (i)      Borrower fails to pay any part of
the Indebtedness on the date due and payable or declared due and payable by Lender and the same is not cured within five (5) days after Lender gives Borrower notice identifying such default;

                                    (ii)     Borrower fails or neglects to
perform, keep or observe any other term, provision, condition or covenant contained in this Agreement, which is required to be performed, kept or observed by Borrower and the same is not cured to Lender's satisfaction within five (5) days after Lender gives Borrower notice identifying such default;

                                    (iii)    Any statement, warranty,
representation, report, financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect;

                                    (iv)     There shall occur any material
uninsured damage to or loss, theft, or destruction of any of the Collateral;

                                    (v)      The Collateral or any of Borrower's
other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit or creditors and the same is not cured within thirty (30) days thereafter;

                                    (vi)     An application is made by any
Person other than Borrower for the appointment of a receiver, trustee, or custodian for any of the Collateral or any of Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor;

                                    (vii)    An application is made by Borrower
for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's other assets; or a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by or against Borrower or any guarantor of the Liabilities and, if filed against Borrower or any guarantor, is not dismissed within thirty (30) days after filing; or Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower for its dissolution, liquidation, or termination; or Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

                                    (viii)   Borrower becomes insolvent or fails
generally to pay its debts as they become due.

                           (b)      Default Rate. After an Event of Default, all
amounts of principal outstanding as of the date of such Event of Default will accrue interest at the Default Rate, in

Lender's sole discretion, with prior notice to Borrower. This provision does not constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever. The Default Rate is 3% in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no event will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

                  8.2 Remedies. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:

                           (a)      All of the rights and remedies of a secured
party under the California Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement;

                           (b)      The right to (i) peacefully enter upon the
premises of Borrower or any other place or places where the Collateral is located and kept, without any obligation to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

                           (c)      The right to open Borrower's mail and
collect any and all amounts due from Account Debtors;

                           (d)      The right to sell, lease or otherwise
dispose of any of the Collateral in its then condition, or after any further manufacturing or processing, at public or private sale or sales, with such notice as provided in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off the amount of such price against the Indebtedness. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegals' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; and then as set forth in Section 4.2. Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender.

                           (e)      Borrower recognizes that in the event
Borrower fails to pay, perform, observe or discharge any of its obligations under this Agreement, the Note or other Loan documents, no remedy at law will provide adequate relief to Lender. Borrower further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

                  8.3 Notice. Borrower agrees that any notice required to be given by Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 10.1, at least ten (10) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.

                  9. TERMINATION WITHOUT CAUSE. Upon ten (10) Business Days prior written notice to the other party, either Lender or Borrower, at its sole discretion, may without cause, terminate the arrangement under this Agreement with respect to Lender's making Loans, provided that such a termination will not affect Borrower's obligations or Lender's rights under this Agreement, including Lender's rights with respect to the Collateral, until all Borrower's Indebtedness are paid in full.

         10.      MISCELLANEOUS.

                  10.1 Notices. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given and sent when deposited in the United States mail, postage prepaid, or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed:

                           To Borrower as follows:

                           BAM! Entertainment, Inc.
                           333 West Santa Clara Blvd., Suite 716
                           San Jose, CA 95113
                           Attention: Raymond Musci, CEO
                           Facsimile No.: (408) 298-9600

                           To Lender as follows:

                           Phillips Land LLC
                           2900 Polo Parkway, Suite 200
                           Midlothian, VA  28113
                           Attention: Greg Phillips
                           Facsimile No.:______________________

                  10.2 Successors. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Lender.

                  10.3 Waivers. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

                  10.4 Governing Law, Jurisdiction, and Venue. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, as such laws are applied to agreements between residents of California to be performed entirely within the State of California. Each party hereby consents to jurisdiction of and venue in the federal district court for the Northern District of California and in the courts of the State of California in Santa Clara County, California.

                  10.5 Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.

                  10.6 Post Judgment. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgement against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

                  10.7 Indemnification. If after receipt of any payment of all or part of the Indebtedness, Lender is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Lender, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance on such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Lender harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Lender or any such indemnified party may incur arising out of this Agreement, any other loan documents or any act taken by Lender hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

                  10.8 Confidentiality. Any financial information provided pursuant to Section 7 hereof shall be used by Lender solely in furtherance of its interests as a Lender to Borrower, and the Lender shall (except as otherwise required by law) use its best efforts to maintain the confidentiality of all non-public information of the Company obtained pursuant to this Agreement.

                  10.9 Construction. The headings of this Agreement are for convenience only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed according to its fair meaning and not strictly for or against any party.

                  10.10 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrates all the terms and conditions mentioned in or incidental to this Agreement, and supersedes all oral negotiations and prior writings in respect to the subject matter of this Agreement. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, documents or instrument, the terms, conditions and provisions of this Agreement shall prevail.

                  10.11 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts and each of such counterparts shall be deemed to be an original for all purposes, and all of such counterparts shall together constitute one and the same document. Any signature required for the execution of this Agreement may be in the form of either an original signature or a facsimile transmission bearing the signature of any party to this Agreement. No objection shall be raised as to the authenticity of any signature due solely to the fact that said signature was transmitted via facsimile.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

                                                     BORROWER:

                                                     BAM! ENTERTAINMENT, INC.

                                                     By:  /s/ Stephen Ambler
                                                        ------------------------
                                                     Its: CFO/VP Finance
                                                         -----------------------

                                                     LENDER:

                                                     PHILLIPS LAND LLC

                                                     By:  /s/ G.R. Phillips
                                                        ------------------------
                                                     Its: Sec/Tres.
                                                         -----------------------

                                    EXHIBIT A

                                    INVENTORY

Wallace & Gromit in Project Zoo (on the PS2)

Wallace & Gromit in Project Zoo (on the Gamecube)

Wallace & Gromit in Project Zoo (on the Xbox)

                                   EXHIBIT B
                                PROMISSORY NOTE


$3,200,000                                             San Jose, California
                                                        September 25, 2003
                                                        ("Effective Date")

         On March 31, 2004, BAM! ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of PHILLIPS LAND LLC, a Virginia limited liability company (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION TWO HUNDRED THOUSAND DOLLARS ($3,200,000) or such lesser unpaid principal amount as may be outstanding hereunder or may be advanced by Lender pursuant to the terms of the Loan and Security Agreement dated of even date herewith by and between Borrower and Lender, as the same may be further amended from time to time (the "Agreement").

         The principal amounts outstanding under this Note shall bear interest commencing on the date of the first advance hereunder at the following rate (the "Interest Rate"): (i) the Prime Rate plus one half of one percentage point (.50%). "Prime Rate" shall mean the rate of interest per annum established from time to time by the SunTrust Bank at its office in Richmond, Virginia ("Bank"), whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate; provided that in no event shall the Prime Rate exceed the highest rate permitted by law.

         Interest will be payable in immediately available funds to the address of the Lender set forth in the Agreement. Interest accruing under this Note shall accrue and shall be due and payable in arrears (together with principal) on the Termination Date (or on such earlier date as this Note is due as described below or in the Agreement). Interest due and unpaid will accrue and compound annually. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed.

         After maturity, whether by acceleration or otherwise, this Note will bear interest, at the election of Lender and upon notice to Borrower (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         The principal amount of each loan made by Lender under this Note and the amount of each payment made by Borrower under this Note will be recorded by Lender in the regularly maintained data processing records of Lender. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Lender to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement with the exception of the erroneous or missing entry.

         All payments received by Lender under this Note will be applied first to payment of (i) accrued interest on this Note, (ii) any other fees or charges due to the Lender under the Agreement and related documents, and (iii) then to principal.

         This Note is the Promissory Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Lender's sole discretion, upon notice to

Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Lender to permit any late payments whatsoever.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Lender from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Lender will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Santa Clara County, California will have exclusive jurisdiction over all matters arising out of this Note; provided that nothing contained in this Agreement will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction, and (b) that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

                            EXECUTION PAGE TO FOLLOW

        (EXECUTION PAGE TO PHILLIPS LAND LLC $3,200,000 PROMISSORY NOTE)

                                           BAM! ENTERTAINMENT, INC.

                                           By: _________________________________
                                           Print Name: _________________________
                                           Title: ______________________________

                                           PHILLIPS LAND LLC

                                           By: _________________________________
                                           Print Name: _________________________
                                           Title: ______________________________

                                    EXHIBIT C

                                REQUEST FOR LOAN

                                    EXHIBIT D

                               BORROWER'S ACCOUNT

Wire Instructions:

Bank:                      Comerica Bank
                           333 W. Santa Clara Street
                           San Jose, CA 95113

ABA#:                      121137522
Account Name:              BAM! Entertainment, Inc.
Account #:                 1891438333

                                    EXHIBIT E

                             BORROWER'S DISCLOSURES

SECTION 6.4

         A search of the records of the County Recorder for Santa Clara County (through September 22, 2003) revealed a county tax lien recorded as document number 15944727 on file for Bay Area Multimedia, Inc. The Tax Collector of the County of Santa Clara filed a Release of Lien on September 23, 2003 certifying the Release of Lien recorded against Bay Area Multimedia, Inc. as document number 19544727.

SECTION 6.5

              BAM! ENTERTAINMENT INC. v. AMAZE ENTERTAINMENT, INC.

         On April 1, 2003, Amaze Entertainment, Inc. ("Amaze") asserted counterclaims against the Borrower in an action entitled BAM! ENTERTAINMENT INC.
v. AMAZE ENTERTAINMENT, INC. et. al. originally filed in the Superior Court of California, County of Santa Clara (Case No. CV814820) on February 18, 2003, and removed to the United States District Court for the Northern District of California (Case No. C03 01286 PVT) as a result of a motion filed by Amaze on or about March 24, 2003.

         Borrower asserted claims for relief based on rescission, breach of contract, declaratory relief, and money paid and received with regard to an agreement for a video game titled "Crushed Baseball" that Amaze was developing for Borrower.

         Amaze's counterclaims allege breach of contract and unjust enrichment with regard to each of the "Crushed Baseball" development agreement and a separate development agreement for another video game titled "Samurai Jack." The counterclaims sought compensatory damages of approximately $3.5 million and additional damages to be proven at trial.

         On July 11, 2003 Amaze and Borrower agreed to compromise and settle all claims either asserted or that could be asserted in connection with the dispute and to mutually release any and all future claims and contentions they have against each other. This compromise requires Amaze to make Borrower two payments, one in July 2003 and a second in October 2003. Upon payment by Amaze to Borrower of the sum due in October 2003, the parties will execute a stipulation for dismissal of the legal actions.

             OVATION ENTERTAINMENT, LLC v. BAM! ENTERTAINMENT, INC.

         On March 27, 2003, a complaint captioned OVATION ENTERTAINMENT, LLC v. BAM! ENTERTAINMENT, INC. et. al. was filed against Borrower in the Superior Court of California, County of Los Angeles (Case No. SCO76530). The complaint alleges claims of breach of contract and fraud in connection with an exclusive first look agreement, which was assigned to Ovation Entertainment, LLC ("Ovation") by the licensor originally party to the agreement, for content relating to motion pictures and television projects to be licensed to Borrower for development in connection with video games. The lawsuit seeks compensatory damages believed to be in excess of $1 million and interest thereon, exemplary or punitive damages, and attorneys' fees. On August 4, 2003, Ovation and Borrower agreed to settle the litigation by amending the terms of the agreement, and the legal action was dismissed on August 25, 2003.